                                                Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-114440


PROSPECTUS SUPPLEMENT NO. 10
(TO PROSPECTUS DATED APRIL 30, 2004)

                            (CENTERPOINT ENERGY LOGO)

                                  $255,000,000
                    2.875% Convertible Senior Notes due 2024
                                       and
               Common Stock Issuable Upon Conversion of the Notes

         This document supplements our prospectus dated April 30, 2004, relating to $255,000,000 aggregate principal amount of our 2.875% Convertible Senior Notes Due 2024 and the common stock issuable upon conversion of the notes. You should read this prospectus supplement in conjunction with the accompanying prospectus, which is to be delivered by selling securityholders to prospective purchasers along with this prospectus supplement. The information in the following table supplements the information set forth under the caption "Selling Security Holders" in the prospectus.

                                                      PRINCIPAL AMOUNT OF                   NUMBER OF SHARES
                                                       NOTES BENEFICIALLY   PERCENTAGE OF    OF COMMON STOCK   PERCENTAGE OF
                                                         OWNED THAT MAY         NOTES             THAT          COMMON STOCK
                      NAME                                  BE SOLD          OUTSTANDING       MAY BE SOLD     OUTSTANDING (1)
                      ----                            -------------------   -------------   ----------------   ---------------
Merrill Lynch, Pierce, Fenner & Smith(2).............      $6,300,000            2.47%           491,803              *

-------------------------
*        Less than 1%

(1) Calculated using 307,072,860 shares of common stock outstanding as of March 31, 2004. In calculating this amount for each holder, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that holder's notes, but we did not assume conversion of any other holder's notes.

(2) Merrill Lynch, Pierce, Fenner & Smith also beneficially owns $2,075,000 principal amount of our 3.75% Convertible Senior Notes due 2023.


         INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THE ACCOMPANYING PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this prospectus supplement is December 14, 2004.